UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     February 9, 2009

HOMELAND SECURITY NETWORK, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-15216	86-0892913
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7920 Beltline Road, Suite 770, Dallas, Texas		75254
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (972) 386-6667

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On February 9, 2009 the issuer entered into a Promissory Note with an investor for $107,500.  The Promissory Note has a fixed interest rate of 10% per annum and the unpaid principal, accrued interest  and all other amounts recoverable under the Note are payable on February 9, 2010 subject to an extension of up to six months subject to a 5% increase in the interest rate effective during the additional months as consideration for the extension.  The issuer will also issue 500,000 shares of common stock as an origination fee for the Note.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
3.1	Note and Pledge Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Homeland Security Network, Inc.
(Registrant)

Date	February 24, 2009

/s/ Peter Ubaldi
(Signature)
Print Name: Peter Ubaldi
Title: Chief Executive Officer